Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated December 23, 2008 with respect to the balance sheets of Timberline Resources Corporation as of September 30, 2008 and 2007, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended, which report is incorporated by reference into the Registration Statement on Form S-3/A under the Securities Act of 1933 dated on or about November 13, 2009.

DeCoria, Maichel & Teague, P.S.

Spokane, Washington

November 13, 2009